EXHIBIT 1

JOINT FILING AGREEMENT

     In accordance with Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended, the undersigned agree to the joint filing on behalf of each of them of a Statement on Schedule 13G (including any and all amendments thereto) with respect to the Common Stock, par value $0.01 per share, of Specialty Underwriters Alliance, Inc., and further agree that this Joint Filing Agreement shall be included as an Exhibit to such joint filings.

     The undersigned further agree that each party hereto is responsible for the timely filing of such Statement on Schedule 13G and any amendments thereto, and for the accuracy and completeness of the information concerning such party contained therein; provided, however, that no party is responsible for the accuracy or completeness of the information concerning any other party, unless such party knows or has reason to believe that such information is inaccurate.

     This Joint Filing Agreement may be signed in counterparts with the same effect as if the signature on each counterpart were upon the same instrument.

[Signature Page Follows]

     IN WITNESS WHEREOF, the undersigned have executed this Agreement as of April 11, 2005.

SOUTHPOINT CAPITAL ADVISORS, LP
By:	Southpoint Capital Advisors LLC its general partner
	By:	/s/ Robert W. Butts
	Name:	Robert W. Butts
	Title:	Manager

SOUTHPOINT GP, LP
By:	Southpoint GP, LLC its general partner
	By:	/s/ Robert W. Butts
	Name:	Robert W. Butts
	Title:	Manager

SOUTHPOINT CAPITAL ADVISORS, LLC
By:	/s/ Robert W. Butts
Name:	Robert W. Butts
Title:	Manager
SOUTHPOINT GP, LLC
By:	/s/ Robert W. Butts
Name:	Robert W. Butts
Title:	Manager
/s/ Robert W. Butts Robert W. Butts
/s/ John S. Clark II John S. Clark II